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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of our report dated January 27, 2003 relating to the financial statements and financial statement schedule, which appears in MedImmune, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

McLean, Virginia
September 9, 2003

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  Exhibit 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS